SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                      FIRST TRUST EXCHANGE-TRADED FUND II
         ------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


              MASSACHUSETTS                             26-2728529
----------------------------------------  -------------------------------------
(State of Incorporation or Organization)  (I.R.S. Employer Identification Nos.)


1001 Warrenville Road, Suite 300, Lisle, Illinois                  60532
-------------------------------------------------               -----------
    (Address of Principal Executive Offices)                     (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.--
[X]


If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.--
[ ]


Securities Act registration statement file number to which this form relates:
    333-143964.

Securities to be registered pursuant to Section 12(b) of the Act:

           TITLE OF EACH CLASS                   NAME OF EACH EXCHANGE ON WHICH
           TO BE SO REGISTERED                   EACH CLASS IS TO BE REGISTERED

   Common Shares of Beneficial Interest,                 NYSE Arca, Inc.
         $.01 par value per share,
                    of
   First Trust ISE Global Wind Energy
               Index Fund

Securities to be registered pursuant to Section 12(g) of the Act:

                                     NONE
          ---------------------------------------------------------
                               (Title of Class)

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The securities to be registered hereunder are common shares of beneficial interest, $.01 par value per share (the "Shares"), of First Trust ISE Global Wind Energy Index Fund, a series of the First Trust Exchange-Traded Fund II (the "Registrant"). An application for listing of the Shares has been filed with NYSE Arca, Inc. A description of the Shares is contained in the Preliminary Prospectus, which is a part of the Registration Statement on Form N-1A (Registration Nos. 333-143964 and 811-21944), filed with the Securities and Exchange Commission on May 23, 2008. Such description is incorporated by reference herein.

ITEM 2.  EXHIBITS

         Pursuant to the "Instruction as to Exhibits" of Form 8-A, no exhibits are filed herewith or incorporated by reference.

                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       FIRST TRUST EXCHANGE-TRADED FUND II

                                       By: /s/ W. Scott Jardine
                                           -----------------------------------
                                           W. Scott Jardine, Secretary


June 5, 2008